UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2016

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On February 23, 2016, the Board of Directors (the “Board”) of Kilroy Realty Corporation (the “Company”) amended and restated the Company’s Third Amended and Restated Bylaws to make certain technical, conforming and clarifying changes and to add an exclusive forum provision. The exclusive forum provision generally provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any present or former director or officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any present or former director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law, the Company’s charter or bylaws (in each case, as the same may be amended from time to time), or (iv) any action asserting a claim against the Company or any present or former director or officer or other employee of the Company governed by the internal affairs doctrine.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Fourth Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.
On February 23, 2016, the Board also approved a four million share increase to the Company’s existing share repurchase program, bringing the total repurchase authorization to 4,988,025 shares. Under the program, repurchases may be made from time to time in open market or negotiated transactions. The program does not obligate the Company to repurchase any specific number of shares. The program does not have a termination date, and repurchases may be discontinued at any time. The Company intends to fund repurchases, if any, primarily with the proceeds from property dispositions, cash generated from operations and other financing sources.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1*	Fourth Amended and Restated Bylaws of Kilroy Realty Corporation, effective as of February 23, 2016
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: February 23, 2016

By:	/s/ Heidi R. Roth
Heidi R. Roth Executive Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

3.1*	Fourth Amended and Restated Bylaws of Kilroy Realty Corporation, effective as of February 23, 2016
*	Filed herewith

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